                                                                   Exhibit 99.5
                                                                      1 of 5

Report of Independent Public Accountants

To the members of American Spectrum Predecessor:

We have audited in accordance with generally accepted auditing standards, the combined financial statements of American Spectrum Predecessor included in this registration statement and have issued our report thereon dated July 26, 2000. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The following schedule is the responsibility of the company's management and is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


ARTHUR ANDERSEN LLP

Orange County, California
July 26, 2000

                                                                 EXHIBIT 99.5
                                                                    2 of 5
                                                   AMERICAN SPECTRUM PREDECESSOR
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999


Property Name                        Type             Location                       Encumbrances
-------------                        ----             --------                       ------------
Autumn Ridge                         Apartment        Pasadena, CA                   $  5,466,992
Bally's                              Inc. Land        Long Beach, CA                      949,600
Beach and Lampson Pad D              Retail           Stanton, CA                         779,363
Bristol Bay                          Office           Newport Beach, CA                 3,821,452
Chrysler Building                    Office           Irvine, CA                       31,764,610
Columbia North East                  Retail           Columbia, SC                             --
Creekside/Riverside                  Apartment        Riverside, CA                     4,536,973
Marketplace                          Retail           Columbia, SC                      5,217,605
Northwest Corporate Ctr.             Office           Hazelwood, MO                    14,397,563
Pacific Spectrum                     Office           Phoenix, AZ                       5,892,129
Parkade Center                       Mixed            Columbia, MO                      6,234,270
Phoenix Van Buren Land               Dev. Land        Phoenix, AZ                       1,300,000
Richardson Plaza                     Retail           Columbia, SC                      4,243,199
Sierra Technology                    High Tech        Austin, TX                        7,463,780
Sorrento II Land                     Inc. Land        San Diego, CA                     2,754,815
Villa Redondo Apts.                  Apartment        Long Beach, CA                    9,394,017
West Florissant                      Mixed            St. Louis, MO.                    1,102,866
                                                                                     ------------
                                                                                     $105,319,234
                                                                                     ------------

                                                                 EXHIBIT 99.5
                                                                    3 of 5

                                                   AMERICAN SPECTRUM PREDECESSOR
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



                                                 Initial Cost            Costs Capitalized Subsequent
                                                 to Company                     to Acquisition
                                                        Buildings and                  Buildings and
Property Name                                Land       Improvements         Land      Improvements
-------------                                ----       ------------         ----      ------------
Autumn Ridge                            $   380,000      $ 5,070,000            --      $1,484,766
Bally's                                   1,109,298               --      (159,298)             --
Beach and Lampson Pad D                     475,000          776,300            --              --
Bristol Bay                               2,893,788        4,191,749            --         226,808
Chrysler Building                         2,526,820       22,851,393            --       1,363,748
Columbia North East                          65,000          540,000            --         600,843
Creekside/Riverside                         980,000        3,731,701            --          16,179
Marketplace                               1,795,665        4,050,000            --         162,551
Northwest Corporate Ctr.                  1,300,000       10,833,037            --       1,230,785
Pacific Spectrum                            485,000        3,770,066            --         151,879
Parkade Center                            1,466,400        5,543,048            --          68,595
Phoenix Van Buren Land                    1,032,802               --            --              --
Richardson Plaza                          1,002,232        5,500,000            --       1,211,573
Sierra Technology                         1,200,000        4,820,000            --         135,536
Sorrento II Land                          3,298,181               --            --              --
Villa Redondo Apts.                       3,000,000        5,304,022            --         208,949
West Florissant                              76,659          966,634            --           8,167
                                        -----------      -----------     ---------      ----------
                                        $23,086,845      $77,947,950     $(159,298)     $6,870,379
                                        -----------      -----------     ---------      ----------

                                                                 EXHIBIT 99.5
                                                                    4 of 5

                                                   AMERICAN SPECTRUM PREDECESSOR
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



                                                GROSS AMOUNT CARRIED AT CLOSE OF PERIOD(1)
                                                             BUILDINGS AND
Property Name                                     LAND       IMPROVEMENTS        TOTAL
-------------                                     ----       ------------        -----
Autumn Ridge                                    $380,000     $ 6,554,766     $ 6,934,766
Bally's                                          950,000              --         950,000
Beach and Lampson Pad D                          475,000         776,300       1,251,300
Bristol Bay                                    2,893,788       4,418,557       7,312,345
Chrysler Building                              2,526,820      24,215,141      26,741,961
Columbia North East                               65,000       1,140,843       1,205,843
Creekside/Riverside                              980,000       3,747,880       4,727,880
Marketplace                                    1,795,665       4,212,551       6,008,216
Northwest Corporate Ctr.                       1,300,000      12,063,822      13,363,822(2),(3)
Pacific Spectrum                                 485,000       3,921,945       4,406,945
Parkade Center                                 1,466,400       5,611,643       7,078,043
Phoenix Van Buren Land                         1,032,802              --       1,032,802
Richardson Plaza                               1,002,232       6,711,573       7,713,805(2)
Sierra Technology                              1,200,000       4,955,536       6,155,536
Sorrento II Land                               3,298,181              --       3,298,181
Villa Redondo Apts.                            3,000,000       5,512,971       8,512,971
West Florissant                                   76,659         974,801       1,051,460
                                             -----------     -----------    ------------
                                             $22,927,547     $84,818,329    $107,745,786
                                             -----------     -----------    ------------

1. The aggregate cost for Federal Income Tax purposes as of December 31, 1999 was approximately $116,576,000 (see supporting schedule).

2. The company recorded impairment losses on these Properties because the value derived from estimated future cash flows was less than capitalized costs to date.

3. These Properties were previously under development and have been placed into service during 1999.

                                                                 EXHIBIT 99.5
                                                                    5 of 5


                                                   AMERICAN SPECTRUM PREDECESSOR
                                                                    SCHEDULE III
                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                         AS OF DECEMBER 31, 1999



                                           ACCUMULATED            DATE OF             DATE        DEPRECIABLE
Property Name                              DEPRECIATION         CONSTRUCTION        ACQUIRED        LIFE(4)
-------------                              ------------         ------------        --------        -------
Autumn Ridge                                $   (84,148)             1999            May-99         40 yrs.
Bally's                                              --               N/A            Sep-98            N/A
Beach and Lampson Pad D                         (42,050)             1987            Oct-97         40 yrs.
Bristol Bay                                    (550,779)             1988            Aug-86         40 yrs.
Chrysler Building                            (3,902,035)             1989            Aug-93         40 yrs.
Columbia North East                            (265,613)             1991(5)         Feb-89         40 yrs.
Creekside/Riverside                            (194,359)             1991            Nov-97         40 yrs.
Marketplace                                  (1,153,957)             1980(5)         Feb-89         40 yrs.
Northwest Corporate Ctr.                       (167,148)          1983-87(6)         Aug-98         40 yrs.
Pacific Spectrum                               (575,886)             1986            Dec-94         40 yrs.
Parkade Center                                 (308,312)             1965            Nov-97         40 yrs.
Phoenix Van Buren Land                               --               N/A            Aug-97            N/A
Richardson Plaza                             (2,151,273)             1992(5)         Feb-89         40 yrs.
Sierra Technology                              (679,832)             1986            Dec-94         40 yrs.
Sorrento II Land                                     --               N/A            Oct-97            N/A
Villa Redondo Apts.                            (534,566)             1990            May-96         40 yrs.
West Florissant                                 (52,700)             1964            Nov-97         40 yrs.
                                            -----------          --------            ------         -------
                                            $10,662,630
                                            -----------          --------            ------         -------

4. The life to compute depreciation on building is 40 years. The life to compute depreciation on building improvements is 4-40 years.


5. These Properties were significantly remodeled. The date of remodeling is listed under date of construction.


6. These Properties were built in multiple years. The average of these years is used to compute the age.


7.   These loans are subject to cross default and collateralization provisions.